UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The option agreement (the “Option Agreement”), by and between Monticello Raceway Management, Inc. (“MRMI”), a wholly-owned subsidiary of Empire Resorts, Inc. (the “Company”), and EPT Concord II, LLC (“EPT” and, together with MRMI, the “Parties”), originally entered into on December 21, 2011, was further amended by a letter agreement between the Parties, dated August 14, 2013 (the “Letter Agreement”). Pursuant to the Option Agreement, EPT granted MRMI a sole and exclusive option to lease certain EPT property located in Sullivan County, New York (the “EPT Property”) pursuant to the terms of a lease negotiated between the parties.

Pursuant to the Letter Agreement, MRMI and EPT agreed to extend the option exercise period and the final option exercise outside date (as such terms are defined in the Option Agreement) from August 14, 2013 to August 23, 2013 (as the same may be further extended pursuant to the Option Agreement). Except for these amendments, the Option Agreement remains unchanged and in full force and effect.

This summary description is qualified in its entirety by reference to the actual Letter Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	Letter Agreement, dated August 14, 2013, by and between Monticello Raceway Management, Inc. and EPT Concord II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2013

EMPIRE RESORTS, INC.

By:	/s/ Laurette J. Pitts
Name:	Laurette J. Pitts
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

10.1.	Letter Agreement, dated August 14, 2013, by and between Monticello Raceway Management, Inc. and EPT Concord II, LLC.